UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 30, 2005

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 30, 2005, Lenox, Incorporated (the “Company”), a wholly owned subsidiary of Lenox Group Inc., entered into an Agreement of Lease (the “Lease Agreement”) with Island View TCI, L.P., as landlord, relating to an office complex in Bristol, Pennsylvania.  Pursuant to the Lease Agreement, the Company agreed to lease 126,000 square feet in the building located in Bristol, Pennsylvania commonly known as “Island View Crossing” for a term of 12 years, subject to the parties finalizing tenant improvement plans.  The Lease Agreement may be renewed for two five year terms.  For the first three years of the Lease Agreement, the Company agreed to pay an aggregate annual lease payment of $2,186,100 per year, which is a rate of $17.35 per square foot.  The square foot rental fee will increase by $1.00 per square foot every three years thereafter.  Subject to certain terms and conditions, the Lease Agreement provides the Company with a right to lease additional space in the building and grants the Company a right of first offer and a right of first refusal to lease other previously leased space available in the building.  The Lease Agreement also provides for a $4.5 million incentive payment to the Company upon the earlier of the Company’s occupancy of the office or May 1, 2006.  The Lease Agreement contains customary representations, warranties and covenants on the part of the Company and the landlord.

On December 30, 2005, the Company also entered into an Agreement of Sale (the “Sale Agreement”) with PREI Wheeler Way Associates, LP (the “Buyer”) for the sale of the Company’s office complex in Langhorne, Pennsylvania for $5.5 million, subject to a 60-day Buyer due diligence period.  Pursuant to the Sale Agreement, the Company agreed to lease back from the Buyer space for its consumer direct warehousing operation for an initial term of two years, subject to earlier termination or renewal for an additional one-year term.  The Company anticipates leasing back at least 140,000 square feet for its consumer direct warehousing operation and has agreed to pay $4.00 per square foot during the first year of the lease and $4.25 per square foot for the second year of the lease.

The foregoing descriptions of the Lease Agreement and the Sale Agreement are not complete and are qualified in their entirety by reference to the Lease Agreement and the Sale Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being filed with this Form 8-K:

10.1   Agreement of Lease, dated as of December 30, 2005, by and between Island View TCI, L.P. and Lenox, Incorporated.

10.2   Agreement of Sale, dated as of December 30, 2005, by and between PREI Wheeler Way Associates, LP and Lenox, Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial and Operating Officer

Date:  January 6, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Agreement of Lease, dated as of December 30, 2005, by and between Island View TCI, L.P. and Lenox, Incorporated.

10.2	Agreement of Sale, dated as of December 30, 2005, by and between PREI Wheeler Way Associates, LP and Lenox, Incorporated.